Exhibit 23.1

Deloitte & Touche LLP Suite 800 7900 Tysons One Place McLean, VA 22102 USA www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 2023, relating to the consolidated financial statements of Northrop Grumman Corporation and subsidiaries, and the effectiveness of Northrop Grumman Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

July 26, 2023